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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

         This will confirm the agreement by and between each of the undersigned that a statement may be filed on behalf of each of the undersigned persons by American Greetings Corporation with respect to the common stock of Egreetings Network, Inc. Further, each of the undersigned agrees that American Greetings, by its duly elected officers, is authorized to sign from time to time on behalf of the undersigned, any amendments to this Schedule 13D relating to Egreetings Network, Inc. which may be necessary or appropriate from time to time.

Dated:  April 17, 2000                      AMERICAN GREETINGS CORPORATION




                                            By: /s/ W.S. Meyer
                                               ------------------------------
                                                  Name: William S. Meyer
                                                  Title: Senior Vice President
                                                         and Chief Financial
                                                         Officer


                                            GIBSON GREETINGS, INC.




                                            By: /s/ Morry Weiss
                                               ------------------------------
                                                  Name:  Morry Weiss
                                                  Title: President